Exhibit 99.1

HyreCar Inc. Announces Executive Leadership Appointments

February 24, 2021

The appointments include Brian Allan, President, and Ken Grimes, Chief Technology Officer

New Roles Strengthen Leadership Capacity to Execute on Long-Term Growth Initiatives

LOS ANGELES--(BUSINESS WIRE)--Feb. 24, 2021-- HyreCar Inc. (NASDAQ: HYRE), the carsharing marketplace for ridesharing, food, and package delivery services today, announced leadership appointments for newly created executive roles to leverage significant growth opportunities.

Brian Allan (58) will assume the role of President, HyreCar Inc. after serving as the company’s Senior Vice-President of Strategic Partnerships. Mr. Allan has led HyreCar’s dealer and strategic partnership initiatives increasing institutional vehicle supply and incremental revenue opportunities since 2018. Mr. Allan joined HyreCar after a 30-year career as Group General Manager at one of the largest privately-held automotive retailers in the world, Galpin Motors. Mr. Allan also served on several OEM dealer councils and advisory boards for automotive and technology firms.

Ken Grimes (38) will assume the role of Chief Technology Officer after serving as Vice-President, Technology. Mr. Grimes led the technology team after succeeding HyreCar co-founder Abhi Arora in early 2019. Mr. Grimes is a veteran systems engineer and entrepreneur with over 18 years of management, research, and development expertise. His experience includes specialized modernizing legacy tech stacks with hyper-scale technologies including distributed systems, blockchain, and IoT.

Megan Behrens (27) will assume the role of Senior Vice-President of Product & Operations after serving in critical roles since HyreCar’s inception in 2016. Ms. Behrens’s most recent position was Vice-President of Product where she held direct responsibility for customer retention, satisfaction, and lifetime value objectives. She also holds a degree in accounting from Cal State Fullerton.

HyreCar’s recent completion of a $29.7 million public offering of common stock will be used, in part, to increase scalability, product offerings, and customer service initiatives. In a statement, Joe Furnari, CEO, HyreCar Inc., said, “HyreCar has entered a period of tremendous opportunities. We are in a position to leverage HyreCar’s innovative platform to accelerate growth and additional revenue streams. These new leadership appointments are critical to ensure that HyreCar executes on these goals.

"The company is pleased to announce Brian Allan as President of HyreCar. He’s an executive with a proven track record of delivering sustainable growth while increasing operating efficiencies and building teams. Brian is widely recognized as an innovator in the automotive industry and a respected authority on mobility trends. Additionally, Brian has demonstrated his ability to grow our business serving in his previous position of SVP for HyreCar. His new role as President will leverage his skills across the company. Ken Grimes’ appointment as Chief Technology Officer affirms our commitment to continue innovative initiatives and enhance HyreCar’s proprietary technology. In Ken’s prior role as VP of Technology, he was instrumental in implementing the necessary actions to increase scalability and innovation.

"Megan Behrens’s appointment to Senior Vice-President of Product and Operations is the natural career progression resulting from her contributions to HyreCar’s success. Megan’s commitment to customer success and experience is critical for the next phase of HyreCar’s growth. I’m proud to say the appointments announced today provide the depth of leadership and skill sets necessary to ensure that HyreCar maximizes its opportunities and achieves its objectives."

The executive appointments are effective March 1, 2021.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a national car-sharing marketplace for ridesharing, food, and package delivery via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers, rental agencies, and OEMs that wish to participate in new mobility trends. By providing a unique opportunity through our safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information, please visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210224005646/en/

John Evans
Investor Relations

415-309-0230

j.evans@hyrecar.com

Source: HyreCar Inc.